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                                                                 EXHIBIT 10.6

                             PARTNERSHIP AGREEMENT

        THIS AGREEMENT OF PARTNERSHIP, made and entered into this 1st day of January, 1981, by and among JAMES R. LOFTUS, CECIL W. VanALSBURG, CHARLES RICHARD CONDON AND JOHN S. CHAPIN, each living in Colorado, hereinafter referred to as "partners",

        WITNESSETH, that:

        WHEREAS, the partners desire to conduct business under a general partnership in which the net profits and the net losses are distributable or changable, as the case may be, to the partners in the proportions as set forth below; and

        WHEREAS, the partners desire to commit their agreement to writing; and

        WHEREAS, the partners desire to provide that on the death, withdrawal, bankruptcy, or insanity of any partner, the partnership business shall not terminate but shall continue with the remaining partners, and in the event of death or insanity, the interest of any deceased or insane partner shall be purchased from his estate by the partnership for a fair price; and

        WHEREAS, the partners desire to provide that the partnership interest of a withdrawing partner shall be first offered to the other partners before being sold to an outsider;

        NOW, THEREFORE, the parties agree as follows, to-wit:

        1. Partnership Agreement. The parties agree to enter into a general partnership doing business under the name and style of Winchester 44 Associates with its principal offices located at Lot 8, Gunbarrel Technical Center, Boulder, Colorado, which partnership is being formed to hold and own for investment purposes the following-described real property, situate in the County of Boulder, State of Colorado, to-wit:

                       Lot 8, Gunbarrel Technical Center

and to remodel, redevelop and otherwise improve and lease the same as may be agreed upon from time to time by the partners.

        2. Term. The partnership shall be in existence from the date of this agreement for a term of 25 years unless mutually dissolved by the partners or as otherwise hereinafter provided.

        3. Capital. The partnership capital, assets and properties and all additions and improvements thereto shall initially be owned and held by the partners in the following shares:

                           JAMES R. LOFTUS           An undivided 25% interest
                           CECIL W. VAN ALSBURG An undivided 25% interest CHARLES RICHARD CONDON An undivided 25% interest
                           JOHN S. CHAPIN            An undivided 25% interest


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which interests shall be subject, however, to adjustment for sale or purchase of partial or total interests as set forth below. A separate capital account shall be maintained for each partner. No partner shall withdraw any part of his capital account. If the capital account of a partner becomes impaired, his share of subsequent partnership profits shall be first credited to his capital account until that account has been restored before such profits are credited to his income account.

        4. Profit and Loss. The net profits of the partnership shall be allocated among the partners in proportion to their ownership as described in paragraph 3 above. Net losses, in like manner, shall be borne proportionately by each of the partners. A separate income account shall be maintained for each partner. Partnership profits and losses shall be charged or credited to the separate income account of each partner. If a partner has no credit balance in his income account, losses shall be charged to his capital account.

        5. Contributions. Each partner has contributed funds to the capital of the partnership from time to time, commencing with the conduct of the business of the partnership which has hertofore been conducted on an oral basis. This agreement now commits the partners' agreement to writing upon the terms and conditions set forth herein.

        Each of the partners shall contribute their share of the cost of the acquisition of the partnership property, or borrow funds therefor in the partnership name, as the partners may agree, and thereafter, from time to time, make additional contributions, in proportion to the ownership of the partners as described above in paragraph 3, to cover principal, interest, taxes, insurance, compensation of partners and parties, and any other expenses incurred by the partnership in connection with the ownership, management, sale, or disposition of the partnership real property. Failure to contribute any amounts when due shall cause the partner in default to be subject to the provisions on default set forth in paragraph 19, entitled "Default".

        6. Salaries and Drawings. No partner shall receive any salary for services rendered to the partnership, but each partner shall be entitled to reimbursement for out-of-pocket expenses incurred on behalf of the partnership, including necessary travel. Each partner may, from time to time, withdraw the credit balance in his income account. No additional share of profits shall inure to


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any partner by reason of his capital or income account being in excess of the capital or income account of the others.

     7. Banking. All funds of the partnership shall be deposited in its name in a national banking association as designated by the partners, and all withdrawals therefrom shall be made upon checks signed by such person or persons as the partners may designate.

     8. Good Faith. At all times during the continuance of the partnership, the parties hereto will give their attendance and best endeavors to the utmost of their skill and power to assert themselves for their joint interest and advantage.

     9. Books of Account. The partnership books shall be maintained at the principal office of the partnership with each partner having full access thereto, and said books shall be closed and balanced periodically upon the agreement of the partners, but in any event, at least annually.

     10. Decisions and Encumbrances. Except as provided below with respect to matters delegated to the Managing Partner, all decisions of the partnership with respect to the management and conduct of the Partnership business and the disposition of its properties shall be made by a vote of the partners who, at the time of the vote, have a seventy-five percent (75%) interest in that portion of the capital of the partnership represented by those partners then having a right to vote ("partnership decisions"); provided, however, no partner who is in default as defined in paragraph 19 shall have a vote. All partnership decisions shall be reduced to writing and retained with the books and records of the partnership. The partners further specifically agree that none of the partners shall be authorized to encumber his interest during the term of this agreement. In connection with any transaction that could be reasonably construed as relating to any partnership business, it is agreed by the partners that none of the partners shall endorse any note or otherwise become surety for any person or persons whatsoever without the consent of the other partners.

     11. Managing Agent. The parties hereto appoint James R. Loftus as managing agent for the partnership. As herein used, the word "manage" means that the managing agent shall collect all rental when due and payable, applying such funds on taxes, principal, interest, and insurance as far as it may go, and that he shall be responsible for the handling of all day-to-day details of the operation of the partnership business. It is expressly acknowledged, however, that according to Colorado law, any one of the partners has similar authority to

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to legally bind the partnership within the scope of its business operations, but that the responsibility and the authority as among the partners for such management lies with the said managing agent. On or before July 1 of each year, the managing agent herein shall notify each partner as to his proportionate share of any assessments that may be required to cover expenses for the property and shall thereafter collect the same, said monies to be applied by the managing agent in the payment of principal, interest, taxes, insurance, and any other obligation which the partners may hereafter agree to. The managing agent shall also at the same time determine the profits, if any, derived from the management of the property and shall disburse these profits to the partners according to their respective interests therein. The managing agent shall also determine when any default has occurred as hereinafter provided. In the event the managing agent resigns, refuses to act, is incapacitated or unable to act, the remaining partners shall designate a successor who shall have all the rights, duties, and obligations of the original managing agent, which designation shall be made within thirty (30) days of the occurrence of the event removing the originally designated managing agent. The partners may, by a vote of the majority of the partnership interests, displace the said managing agent or any other managing agent and may designate a successor as provided above at any time.

        12. Title. Title to any land and buildings and personal property owned in connection therewith shall be held in the name of the partnership, and the partners expressly agree hereby that all such real and personal property shall be partnership property and not property of the individual partners. No partner shall have the right to substitute an assignee without the full consent of the other partners.

        13.  Withdrawal.

        (a) Any partner who desires to sell his interest in the partnership, either in whole or in part, may offer and sell the same only to the other partners, and may not sell all or any portion of his partnership interest to outside parties without first obtaining the written consent of the other partners. If any partner desires to sell his interest in the partnership, in whole or in part, to a party other than the other partners, he must first submit written notice to the other partners relating the price, terms, and conditions of such offer, and the name and address of the prospective purchaser. If the other partners consent to such sale, in writing, the withdrawing partner may proceed to sell his interest to such third party under the terms and conditions set forth in the written notice. Such third-party purchaser shall become a substitute partner and shall be bound by all the terms and conditions of the within partnership.
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        (b) If the other partners object to such sale, the withdrawing partner may not sell his interest, or any portion thereof, to such third party but may offer such interest to the remaining partners at a price equal to the value of the interest of the withdrawing partner determined as provided in paragraph 18, payable at the election of the remaining partners in cash or one-fifth (1/5) in cash at closing and the remainder in equal annual payments of one-fourth (1/4) the amount owed, together with interest at the rate of twelve percent (12%) per annum, such obligation to be evidenced by a negotiable promissary note made by the remaining partners payable to the withdrawing partner, which note shall be securred by a deed of trust on any real property owned by the partnership, subject only to such prior encumbrances as the partners may have previously agreed upon.
        (c) In the event of such offer, the remaining partners shall have the right and option to purchase for ten (10) days after written notice of such offer to purchase such interest is received. If said option is not exercised within said ten-day period by the remaining partners, the withdrawing partner shall be free to sell the partnership interest in the manner and at the price and upon the terms and conditions of said offer from the third party, provided such sale is consummated within but not after the time mentioned in the notice above.
        (d) If the withdrawing partner obtains no such offer from a third party for the purchase of his interest, or any part thereof, and desires to withdraw, then and in such event he may give written notice to the remaining partners of his desire to withdraw, and the remaining partners shall have and are hereby given the first and exclusive option after twenty (20) days' written notice of such desire, to purchase the withdrawing partner's interest in its entirety at a price equal to the value of the interest of the withdrawing partner determined as provided in paragraph 18 below except that the fair market value of the land and building shall be reduced by ten percent (10%). Such purchase price shall be payable on the terms as set forth above. If such option is not so exercised, then and in such event the withdrawing partner shall be authorized to list the property owned by the partnership for sale with a realtor acceptable to the partnership, which listing shall be placed on the Multiple Listing Service for the price determined in paragraph 18, to be paid in cash and the assumption of then-existing encumbrances, or upon such other terms of sale as may be acceptable to the partnership, and when the sale is consummated, the partnership thereafter shall be liquidated.


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        14.  Death or Insanity.  In the event of the death or insanity (which term as used herein shall include any insanity, lunacy, or mental incompetency adjudicated by a court) of any partner, the partnership business shall not terminate, but the interest of the deceased or insane partner shall be purchased by the partnership for a price equal to the value of the interest of the deceased or insane partner as determined in paragraph 18 below, payable in the manner described above in subparagraph 13 (b).
        15. Bankruptcy. In the event of the bankruptcy (which term as used herein shall include the filing of a petition in bankruptcy by or against any owner) of a partner, the other partners shall have an election to buy said partner's interest in the partnership. The election shall be exercised by a written notice, signed by the purchasing partners and delivered to the legal representative (which term as used herein shall include a trustee in bankruptcy) of such bankrupt partner within ninety (90) days after the filing of a petition in bankruptcy. The purchase price for the bankrupt partner's interest shall be equal to the value of the interest of the bankrupt partner determined as provided in paragraph 18 except that the fair market value of the land and building shall be reduced by twenty percent (20%). Said purchase price shall be payable in cash or in cash and by promissory note in the same manner as provided if the bankrupt partner had sold his interest in the partnership.
        16. Cooperation on Sale. Upon the execution and delivery of the cash and/or the note in accordance with the provisions of this agreement, this agreement will be effective to transfer the interest of the deceased, withdrawing, bankrupt, or insane partner, and said partner or his legal representative shall do all the acts necessary to evidence completion of the transfer.
        17. Sale and Indemnification. In the event of such death, withdrawal, bankruptcy, or insanity, upon payment in full of the purchase price or issuance of the note as provided herein, the entire assets, business, and good will of the partnership shall be the property of the surviving or remaining partners, and they shall be responsible entirely for all partnership debts and liabilities and save the estate of the deceased, withdrawing, bankrupt, or insane partner harmless therefrom.
        18. Value. The value of the interest of a deceased, withdrawing, bankrupt, or insane partner shall be determined as of the effective date of such death, withdrawal, institution of bankruptcy proceedings, or adjudication of insanity (hereinafter referred to as the "valuation date") and shall be the sum of his share of the capital of the partnership, his proportionate share of the net


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profits of the partnership accrued on the valuation date, and any outstanding advances by him to the partnership. The proportionate share of any net loss accrued to the partnership on the valuation date and any outstanding obligations from him to the partnership shall be deducted from the aforesaid value.
        For the purposes of determining the capital of the partnership, all assets of the partnership shall be valued at book value, except that any land and buildings shall be valued at their current fair market value as determined by an independent appraisal made as soon as practical after the valuation date by an appraiser selected by the remaining partners, which appraiser shall be a member of the American Institute of Real Estate Appraisers. The expense of the appraisal will be considered an expense accrued by the partnership on the valuation date. Notwithstanding the foregoing, the partners may fix a value for such real estate by executing an Agreement of Value signed by all partners. If, at any time when it becomes necessary to determine the value of such real estate for purposes of this agreement, an Agreement of Value is in existence and said agreement is dated less than twelve (12) months before the valuation date, then the value set forth in such agreement shall be accepted as the value of the real estate for the purposes of this agreement and no independent appraisal of the real estate shall be required or made. The partners may at any time enter into a new Agreement of Value, and in no event shall any but the last Agreement of Value be effective, if at all, for the purposes specified herein. No value shall be attributed to good will, going concern, or similar intangibles. The surviving partners agree that they will proceed as expeditiously as possible to determine the value of the interest of the deceased, withdrawing, bankrupt, or insane partner.
        19. Default. If a partner shall fail to contribute his proportionate share of any expenses of the partnership as provided above, and default thereby having occurred, or in the event of the involuntary transfer of any partner's interest, which such transfer may include but not be limited to attachment, levy, foreclosure, or by virtue of any judicial order of any court of record, then in any of such cases the remaining partners may purchase the interest of the defaluting partner or the partner whose interest is subject to involuntary transfer by giving written notice of such default of involuntary transfer. If the defaulting partner fails to contribute his share of assessments as provided


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in paragraph 5 above, or, in the case of a partner whose interest is subject to involuntary transfer, if such partner fails to have the encumbrance against his interest removed or have the transfer set aside within thirty (30) days of such written notice, then the defaulting partner or the partner whose interest is subject to involuntary transfer, as the case may be, will be deemed to have agreed to a sale of his interest to the remaining partners. The purchase price of said interest shall be equal to the value of the interest of the withdrawing partner determined as provided herein in paragraph 18 except that the fair market value of the land and building shall be reduced by fifteen percent (15%). Such purchase price shall be payable in the same manner as a purchase from a withdrawing partner as provided for in paragraph 13 above. A partner whose interest is so purchased shall execute a warranty deed and/or his good and sufficient assignment of his interest in the said partnership, together with any and all other appropriate documents for transfer of his interest in the said partnership, all unto the remaining partners as further assurance of title, if requested so to do by the remaining partners.
        20. Termination and Amendment. This agreement shall terminate by mutual agreement of the parties or upon the termination of the partnership for any reason other than death, legal disability, or withdrawal, signed by all of the partners hereto.
        21. Binding Agreement. This agreement shall be binding upon and extend to the benefit of the heirs, personal representatives, executors, and administrators of the respective parties with the express provision that this agreement may be specifically enforced by or against the estate of any deceased or legally disabled partner.
        IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first above written.

                                        James R. Loftus
                                        --------------------------
                                        JAMES R. LOFTUS

                                        Cecil W. VanAlsburg
                                        --------------------------
                                        CECIL W. VanALSBURG

                                        Charles Richard Condon
                                        --------------------------
                                        CHARLES RICHARD CONDON

                                        John S. Chapin
                                        --------------------------
                                        JOHN S. CHAPIN

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                               AGREEMENT OF VALUE


        PURSUANT TO paragraph 18 of that certain Partnership Agreement dated the 1st day of January, 1981, by and among the undersigned, the partners do hereby determine that the agreed gross value of the real estate that is owned by the partnership as of this date is hereby determined to be $264,000.00.

        DATED: 1/1/81





                                        JAMES R. LOFTUS
                                        -----------------------------
                                        JAMES R. LOFTUS


                                        CECIL Van ALSBURG
                                        ------------------------------
                                        CECIL Van ALSBURG


                                        CHARLES RICHARD CONDON
                                        ------------------------------
                                        CHARLES RICHARD CONDON


                                        JOHN S. CHAPIN
                                        -------------------------------
                                        JOHN S. CHAPIN

                       AMENDMENT TO PARTNERSHIP AGREEMENT
                                       OF
                            WINCHESTER 44 ASSOCIATES

        This AMENDMENT TO PARTNERSHIP AGREEMENT, effective as of the 14th day of April, 1993, is by and among James R. Loftus, Cecil W. VanAlsburg, Charles Richard Condon, John S. Chapin, and Donnelly Applied Films Lab, Inc., a corporation.

                                   RECITALS:

        WHEREAS, the parties hereto, except Donnelly Applied Films Lab, Inc., are presently all of the partners of Winchester 44 Associates, a Colorado general partnership (the "Partnership");

        WHEREAS, James R. Loftus desires to withdraw from the Partnership and sell his interest in the Partnership to Donnelly Applied Films Lab, Inc.;

        AND WHEREAS, the Partners desire to amend the Partnership Agreement of the Partnership (the "Agreement") to provide for substitution of Donnelly Applied Films Lab, Inc. as a general partner of the Partnership in the place of James R. Loftus;

        NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

        1. Partners Cecil W. VanAlsburg, Charles R. Condon and John S. Chapin hereby acknowledge James R. Loftus' compliance with paragraph 13(a) of the Agreement and hereby consent to the sale of James R. Loftus' interest in the Partnership and the substitution of Donnelly Applied Films Lab, Inc. as a new general partner of the Partnership with all right, title and interest previously held by James R. Loftus.

        2. Donnelly Applied Films Lab, Inc. is hereby substituted as a general partner in the Partnership and agrees to be and shall be bound by all the terms and conditions of the Agreement.

        3. Donnelly Applied Films Lab, Inc. hereby agrees to save and hold James R. Loftus harmless from, and indemnify him for, any claims asserted against him by Bank Western with respect to payment of debt of the Partnership, whether the claim is asserted against James R. Loftus by virtue of having been a general partner or as a personal guarantor of said debt.

        4. Paragraph 11 of the Agreement shall be amended to provide that Donnelly Applied Films Lab, Inc. shall hereafter be the managing agent for the Partnership.

        5. In all other respects, the terms and provisions of the Agreement will remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the day and year first above written.


                                     James R. Loftus
                                     ------------------------------
                                     JAMES R. LOFTUS
                                     Withdrawing Partner


                                     Cecil W. VanAlsburg
                                     ------------------------------
                                     CECIL W. VanALSBURG
                                     General Partner


                                     Charles Richard Condon
                                     ------------------------------
                                     CHARLES RICHARD CONDON
                                     General Partner


                                     John S. Chapin
                                     ------------------------------
                                     JOHN S. CHAPIN
                                     General Partner


                                     DONNELLY APPLIED FILMS LAB, INC.,
                                     a corporation


                                     By: Cecil W. VanAlsburg
                                         --------------------------
                                         Title: President
                                                -------------------
                                     New General Partner


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